Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
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               (Exact name of issuer as specified in its charter)

       Delaware                                          22-1970303
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   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

        1830 Route 130, Burlington, New Jersey              08016
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        (Address of Principal Executive Offices)          (Zip Code)

                BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
                  STOCK OPTION AGREEMENT DATED JUNE 8, 1995
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                           (Full title of the plan)

                           Monroe G. Milstein, President
                  Burlington Coat Factory Warehouse Corporation
                  1830 Route 130 Burlington, New Jersey 08016
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                  (Name and address of agent for service)

                               (609) 387-7800
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        (Telephone number, including area code, of agent for service)

Copies of all communications to:
                              Paul C. Tang, Esq., General Counsel
                              Burlington Coat Factory Warehouse Corporation 1830 Route 130, Burlington, New Jersey 08016

Approximate date of proposed commencement of sales pursuant to the Stock Option Agreement dated June 8, 1995: As soon as practicable after the effective date of this Registration Statement and after July 27, 1995.
_____________________________________________________________________________
                                      Proposed   Proposed
                                      Maximum    Maximum
                                      Offering   Aggregate    Amount of
Title of Securities   Amount to be    Price per  Offering     Registration
to be Registered      Registered      Share      Price        Fee

Common Stock,         6,000           $11.13     $66,780      $100.00
par value $1.00
per share
______________________________________________________________________________
                                                                   Page 1

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

          The following documents and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 1994;

          (b) (i) Registrant's Quarterly Report on Form 10-Q for the quarter ended October 1, 1994;
               (ii) Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;
               (iii) Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 1995;

          (c) The description of the Registrant's Common Stock, in Item 1 of the Company's Registration Statement on Form 8-A dated November 19, 1984 under the Securities Exchange Act of 1934, as amended, and the section entitled "Description of Capital Stock" of the Company's prospectus dated June 9, 1983, filed pursuant to Rule 424(b) under the Securities Act of 1933 as amended (File No. 2-83369)

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Certain legal matters with respect to the offering of the Common Stock registered hereby have been passed upon by Paul C. Tang, Esq., General Counsel of the Registrant. Mr. Tang does not have any interest in the Common Stock registered hereby.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article ninth of the Company's Certificate of Incorporation contains provisions for the indemnifi-cation of directors, officers and employees within the limitations permitted by Section 145.


                                II - 1                             Page 2

          The Company carries a directors' and officers' liability insurance policy which provides for payment of expenses of the Company's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's Certificate of Incorporation and the General Corporation Law of Delaware.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

   5      Opinion and consent of Paul C. Tang, Esq.

  23.1    Consent of Paul C. Tang, Esq. (included in Exhibit 5)

  23.2    Consent of Deloitte & Touche LLP

  24      Power of Attorney

 ITEM 9.   REQUIRED UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
          Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                                   II - 2                           Page 3

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
















                                   II - 3                           Page 4
                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Regis-trant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registra-tion Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on July 27, 1995.

                                  Burlington Coat Factory Warehouse Corporation
                                              *
                                  By: _____________________
                                       Monroe G. Milstein,
                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signatures                                Title
       *
_____________________           Chairman of the Board of Directors, President
Monroe G. Milstein                 and Chief Executive Officer (Principal
                                   Executive Officer)
       *
_____________________           Vice President, Secretary and
Henrietta Milstein                 Director

       *
_____________________           Vice President and Director
Andrew R. Milstein

       *
_____________________           Vice President and Director
Stephen E. Milstein

       *
_____________________           Vice President and Director
Mark A. Nesci

       *
_____________________           Controller (Principal Accounting Officer)
Robert L. LaPenta, Jr.

       *
_____________________           Director
Harvey Morgan

       *
_____________________           Director
Irving Drillings

By: /s/ Paul C. Tang
   _________________
    Paul C. Tang
    (Attorney-in-fact)
Date:  July 27, 1995
                                    II - 4                         Page 5






                        EXHIBIT INDEX



      Exhibit Number                        Description

           5                       Opinion of Paul C. Tang, Esq.

          23.1                     Consent of Paul C. Tang, Esq.
                                   (included on Exhibit 5)

          23.2                     Consent of Deloitte & Touche LLP

          24                       Power of Attorney



































                                                                    Page 6


PAUL C. TANG
General Counsel


                                              July 27, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Burlington Coat Factory Warehouse Corporation
          Stock Option Agreement dated June 8, 1995

Ladies and Gentlemen:

          I am General Counsel of Burlington Coat Factory Warehouse Corporation (the "Company"), and I have represented the Company in connection with the preparation of the Registration Statement on Form S-8 of the Company relating to 6,000 shares of Common Stock, $1.00 par value per share (the "Shares"), of the Company being registered for offer and sale pursuant to the Burlington Coat Factory Warehouse Corporation Stock Option Agreement dated June 8, 1995 (the "Agreement").

          I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Agreement and such other corporate documents and records as I have deemed necessary in order to render the opinion set forth below.

          Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law only in the State of New York and the State of New Jersey and do not purport to be expert in the laws of any jurisdiction other than the laws of the State of New York and the State of New Jersey and the federal laws of the United States, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

          2. The Shares delivered pursuant to the Agreement, when such Shares have been delivered in accordance with and pursuant to the Agreement, will be legally issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                            /s/ Paul C. Tang
                                            Paul C. Tang,
                                            General Counsel

\jb
                                                                    Page 7

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Burlington Coat Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated September 16, 1994 (September 29, 1994 as to Note Q), appearing in the Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended July 2, 1994.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 21, 1995







































                                                                    Page 8


               BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

                           POWER OF ATTORNEY

          Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Monroe G. Milstein, Henrietta Milstein and Paul C. Tang, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities to sign, execute and affix their respective seals thereto and file any and all documents referred to below relating to the proposed registration of up to 6,000 shares of Common stock, $1.00 par value per share, that may be issued pursuant to the Stock Option Agreement dated June 8, 1995: A registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in counterparts.





                          [Continued on next page]


















                                                                    Page 9
          IN WITNESS WHEREOF, Burlington Coat Factory Warehouse Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of this 8th day of June, 1995.

                                        BURLINGTON COAT FACTORY
                                          WAREHOUSE CORPORATION

                                     /s/ Monroe G. Milstein
[CORPORATE SEAL]              By: _____________________________
Attest                            Monroe G. Milstein, President


/s/ Henrietta Milstein
_____________________________
Henrietta Milstein, Secretary


/s/ Monroe G. Milstein              /s/ Henrietta Milstein
____________________________       _____________________________
Monroe G. Milstein, Chairman       Henrietta Milstein, Vice
 of the Board, President and        President, Secretary and
 Chief Executive Officer            Director
 (Principal Executive Officer)


/s/ Andrew R. Milstein             /s/ Mark A. Nesci
____________________________       ______________________________
Andrew R. Milstein, Vice           Mark A. Nesci, Vice President
 President and Director             and Director


/s/ Stephen E. Milstein            /s/ Robert L. LaPenta, Jr.
____________________________       ______________________________
Stephen E. Milstein, Vice          Robert L. LaPenta, Jr.,
 President and Director             Controller (Principal
                                    Accounting Officer)


/s/ Harvey Morgan                  /s/ Irving Drillings
_____________________________      ______________________________
Harvey Morgan, Director            Irving Drillings, Director










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